UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2012

BUREAU OF FUGITIVE RECOVERY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

132 W. 11th Avenue Denver, Colorado 80204
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bridge Financing

On July 2, 2012, Bureau of Fugitive Recovery, Inc. (the “Company”) issued convertible promissory notes to four accredited investors in the aggregate principal amount of $52,789 (the “Notes”).  The maturity date of the Notes is July 2, 2013, and the Notes bear interest at a rate of 10 percent per annum payable in full on the maturity date.  In the event the Company consummates a financing in which it issues securities prior to the maturity date, the Notes may be exchanged by the holders thereof for such securities of the Company at the same price and on the same terms and conditions being offered to the other investors in such financing, and the principal and accrued interest under the Notes will be applied towards the purchase price of such security.  The Notes may be prepaid in whole or in part at the Company’s option without penalty.

Chad M. Carpenter, our current President, Chief Executive Officer, Chief Financial Officer and a member of our board of directors, is one of the investors in the Notes.  The Company issued a Note in the principal amount of $26,395 to Mr. Carpenter prior to Mr. Carpenter joining the Company.

Item 3.02     Unregistered Sales of Equity Securities.

As described more fully in Item 2.03 above, the Notes issued by the Company may be exchanged by the holders thereof for securities issued by the Company in its next financing, in the event the Company consummates a financing in which it sells securities prior to the maturity date of the Notes.  The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of the Notes and our securities underlying the Notes pursuant to Section 4(2) of the Securities Act.

Item 5.01     Changes in Control of Registrant.

Acquisition of Outstanding Common Stock

On July 2, 2012, Chad M. Carpenter purchased an aggregate of 5,999,300 shares of the outstanding common stock of the Company from certain of the Company’s shareholders in a private transaction.  As consideration for the shares, Mr. Carpenter paid a total purchase price of $128,605 from his personal funds.  In connection with the transaction, an aggregate of 1,650,000 shares of the Company’s outstanding common stock were returned to treasury for cancellation.  Immediately upon the closing of the transaction, Mr. Carpenter became the majority shareholder of the Company and beneficially owned stock representing 71.8 percent of the outstanding voting shares of the Company.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the acquisition described in Item 5.01 above, each of Robert Copley, Matt Hess, Mark S. Cerullo and Danielle Abrahams resigned from the Company’s board of directors, and Chad M. Carpenter was elected to the board of directors to fill a vacancy, all effective as of July 2, 2012.  Jay Kelman also resigned from the board of directors, effective July 12, 2012.  In addition, Mr. Kelman resigned as our President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and Ms. Abrahams resigned as our Secretary, all effective as of July 2, 2012.

To fill the office positions previously held by Mr. Kelman and Ms. Abrahams, respectively, the board of directors appointed Chad M. Carpenter as the Company’s new President, Chief Executive Officer, Chief Financial Officer and Secretary, effective as of July 2, 2012.

On July 5, 2012, Mr. Carpenter resigned as Secretary of the Company, and the board of directors appointed Michael Soni as the new Secretary of the Company.

On July 5, 2012, the board of directors elected Jon Haahr as a member of the board of directors to fill a vacancy.

Directors and Executive Officers

The following table sets forth information concerning our executive officers and directors as of the date of this report:

Name	Age	Position

Chad M. Carpenter	47	President, Chief Executive Officer, Chief Financial Officer and Director
Michael P. Soni	37	Secretary
Jon Haahr	59	Director

Our executive officers are appointed by, and serve at the discretion of, our board of directors.  There is no family relationship between any of our executive officers or directors.

Chad M. Carpenter has served as our President, Chief Executive Officer and Chief Financial Officer, and a member of our board of directors, since July 2, 2012.  Mr. Carpenter is Chief Executive Officer of Reven Capital, LLC, a private real estate investment firm focused on opportunistic investing, a position he has held since he founded Reven Capital in January 2009.  Mr. Carpenter oversees all aspects of Reven Capital and chairs all investment committees and boards for each fund.  Prior to founding Reven Capital, Mr. Carpenter served in various executive officer capacities, including Chief Executive Officer and Chief Financial Officer, and as a member of the investment committee of Equastone, LLC since he co-founded the company in 1994.  Equastone was primarily engaged in the investment of office properties in the western and southern regions of the United States.  He has been involved in over $2 billion in real estate transactions, has over 24 years of experience in real estate, investing, fund management, operations and brokerage across multiple property types.  In addition, Mr. Carpenter has experience with international investments and the acquisition of distressed debt and related foreclosure.  He is a frequent speaker on the topic of real estate investing and real estate capital markets.  In 2005, Mr. Carpenter was selected as one of Real Estate Southern California's "40 Under 40."  In 2007, he was a finalist for the Ernst & Young Entrepreneur Of The Year Award in San Diego and was also chosen as one of the "20 Rising Stars of Real Estate" globally by Institutional Investor News.  Mr. Carpenter holds a Bachelor of Arts degree in Economics from the University of Southern California.

The Company has concluded that Mr. Carpenter’s extensive professional experience relating to investments in real estate and his position as Chief Executive Officer of Reven Capital are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

Michael P. Soni has served as our Secretary since July 5, 2012.  Mr. Soni is the Executive Vice President of Acquisitions of Reven Capital, LLC, a position he has held since February 2012.  Prior to joining Reven Capital, Mr. Soni was Special Advisor for Alliance REI from January 2011 to October 2011.  Alliance REI was formed to invest in residential real estate, including multifamily, and Mr. Soni led the initiative, created an investment business plan and managed the assets.  From March 2009 to December 2010, Mr. Soni was Managing Partner of Hospitality Investors Group, a specialist private equity investment and advisory firm that provides investment capital, asset management, and structures lodging transactions on a worldwide basis.  From May 2005 to March 2009, Mr. Soni was the President and Chief Executive Officer of Cronus Capital Markets, which created investment products such as index options and exchange traded funds for listing on the ISE and NYSE and was active in corporate and transaction advisory services in the areas of banking, real estate, hospitality and distressed assets.  Mr. Soni holds certificates in Hotel Real Estate and Asset Management and Financial Management from Cornell University.

Jon Haahr has served as a member of our board of directors since July 5, 2012.  Mr. Haahr is a Senior Managing Principal of Silver Portal Capital, LLC, which is an investment and merchant bank focusing exclusively on the real estate sector.  In this role, Mr. Haahr provides strategic and financial advice and capital formation services to real estate clients with interests in a wide range of commercial, healthcare and hospitality properties.  Prior to founding Silver Portal in 2001, Mr. Haahr was Co-Head and Managing Director of Real Estate Investment Banking for Wachovia Securities from 1999 to 2000.  Mr. Haahr founded and managed the Real Estate and Lodging Group at EVEREN Securities, Inc., the successor firm to Kemper Securities, from 1991 to 2000. He serves as Trustee of the James A. Graaskamp Center for Real Estate School at the University of Wisconsin in Madison and is affiliated with the Urban Land Institute, an industry association representing community builders, and the Pension Real Estate Association, an industry association for institutional real estate investors.  Mr. Haahr also serves on the board of directors of Clarion Partners Property Trust Inc., a corporation focused on investing in a diversified portfolio of income-producing real estate properties and other real estate related assets.  Other past board directorships that Mr. Haahr had served include Great Lakes REIT (NYSE: GL) and Arlington Hospitality (NASDAQ: HOST).  Mr. Haahr is a Certified Public Accountant and holds a Bachelor of Arts in Economics from Iowa State University in Ames and a Master of Business Administration from the University of Iowa in Iowa City.

The Company has concluded that Mr. Haahr’s extensive real estate investment banking experience, his familiarity with real estate investment trusts and his experience serving on the boards of directors of public companies are relevant experiences, attributes and skills that make him a valuable member of our board of directors.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On July 5, 2012 (the “Record Date”), the holder of a majority of the outstanding shares of common stock of the Company took action by written consent pursuant to Section 7-107-104 Colorado Business Corporation Act and the Company’s Restated Articles of Incorporation, on the recommendation of the Company’s board of directors, to approve an amendment of the Company’s Restated Articles of Incorporation to change the Company’s name to “Reven Housing REIT, Inc.” from “Bureau of Fugitive Recovery, Inc.” to reflect the change in the Company’s business plan as described in more detail in Item 8.01 of this report.

In connection with the action by written consent, the Company filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission on July 9, 2012.  The Company anticipates that a definitive information statement will be sent on or about July 19, 2012, to all shareholders of record as of the Record Date.  The Company anticipates that it will file the Articles of Amendment with the Colorado Secretary of State changing its name to “Reven Housing REIT, Inc.” 20 days after the definitive information statement is sent to the Company’s stockholders.

Item 8.01     Other Events.

The Company is now engaged in a new business.  The Company intends to acquire portfolios of occupied and rented single-family houses throughout the United States in accordance with its new business plan.  The Company’s business plan involves (i) acquiring portfolios of rented houses from investors who have bought them low, fixed and rented them; and (ii) receiving current income from profits from rentals and appreciation of houses.  For its acquisitions, the Company intends to employ strict underwriting procedures for operating costs, re-leasing costs and capital improvement costs and obtain third party reports for physical condition and valuation due diligence.

As of the date of this report, the Company has not made any acquisitions and has total assets of approximately $12,000.  To carry out its business plan, the Company will need to seek additional funding.  The Company is currently in the process of reviewing potential opportunities to purchase portfolios of rented houses in its target markets across the United Sates and is seeking additional investment opportunities.  As of the date of this report, the Company has no agreements, understandings or arrangements with respect to its acquisition of real estate investment properties or additional capital with which to acquire any investment properties.

This information contained in this report contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions.  Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends.  Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including the Company’s lack of (i) any real estate investment properties to date, (ii) any  agreements or understandings concerning the Company’s  acquisition of real estate investment  properties and (iii) the capital required to acquire any such properties.  Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied.  To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments, may be significantly and negatively impacted.  You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 10.1	Form of Convertible Promissory Note issued by the Company on July 2, 2012.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUREAU OF FUGITIVE RECOVERY, INC.

Dated: July 9, 2012	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer